Exhibit 10.4

PLAN DOCUMENT

Fiscal Year 2010

Executive Incentive Program

1.0	Summary

The Exar Corporation (the “Company”) Fiscal Year 2010 Executive Incentive Program (the “Plan”) is a stock based incentive program designed to motivate participants to achieve the Company’s financial and operational goals and to reward them for performance against those goals. Incentives granted under the Plan are denominated in shares of the Company’s common stock and are subject to the attainment of the Company’s performance goals as established by the Compensation Committee of the Board of Directors (the “Board”) for the fiscal year.

2.0	Eligibility

Participants are approved solely at the discretion of the Compensation Committee when acting on behalf of the full Board. All executive officers are eligible to be considered for participation. The President/CEO may recommend that additional employees of the Company and its subsidiaries participate in the Plan, subject to the approval of the Compensation Committee.

3.0	Administration

The Compensation Committee is ultimately responsible for administering the Plan, and has designated the Management Committee, consisting of the President/CEO, the Vice President/CFO, and the Vice President of Human Resources to administer the Plan, provided that the Compensation Committee shall make all determinations with respect to incentives granted to executive officers under the Plan. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason without prior notice.

4.0	Award Determination

Bonuses awarded under the Plan will be calculated using a formula that includes (a) the “Target Share Award” (calculated as described below based on the participant’s Target Incentive), (b) a “Target Pool Earned”, and (c) an “Individual Performance Adjustment Factor.” For purposes of clarity, no bonuses will be paid under the Plan if the Target Pool is determined under Section 5.4 of the Plan to be zero.

5.0	Definitions

5.1	The Salary

“Base Salary” is the participant’s annualized rate of base salary, effective as of March 30, 2009, exclusive of any bonuses, incentive payments or awards, auto allowance, and any other such extras or perquisites over base pay.

5.2	The Target Incentive

A participant’s “Target Incentive” is expressed as a percentage of the participant’s Base Salary. Each participant will have a Target Incentive. The Compensation Committee will assign and approve the Target Incentive for each of the participants, although the Compensation Committee may delegate to the President/CEO the authority to determine the Target Incentive for participants who are not executive officers. The President/CEO will recommend to the Compensation Committee Target Incentives for executives other than himself, and the Management Committee will recommend Target Incentives for each participant other than the executives.

5.3	The Target Share Award

A participant’s “Target Share Award” is calculated by multiplying the participant’s Target Incentive by their “Salary” and dividing that amount by a share value of $7.50. This share value has been established by the Compensation Committee for purposes of the Plan and is greater than the value of the Company’s common stock on the date the Plan was adopted. Each participant’s Target Share Award is subject to adjustment by the Compensation Committee upon the occurrence of a stock split, reorganization or other similar event affecting the Company’s common stock in accordance with the principles set forth in Section 7.1 of the Company’s 2006 Equity Incentive Plan (the “2006 Plan”).

5.4	The Target Pool Earned

At the end of the fiscal year, the Compensation Committee will determine the percentage of the “Target Pool Earned” for all participants by assessing the Company’s financial performance against financial goals for net revenue and non-GAAP operating income (loss) established by the Compensation Committee. See Attachment 1, “Percentage of Target Pool Earned,” for the applicable performance goals and methodology for calculating the Target Pool.

5.5	Individual Performance Adjustment Factor

5.5.1	President/CEO

The Compensation Committee will evaluate the performance of the President/CEO at the conclusion of the fiscal year based upon the achievement of Company financial goals and individual performance and may apply an Individual Performance Adjustment Factor to be used to calculate the President/CEO’s final award payout under the Plan.

5.5.2	Other Participants

The President/CEO will assess the performance of participants in the Plan other than himself at the conclusion of the fiscal year based upon each participant’s individual achievements. The President/CEO may recommend an Individual Performance Adjustment Factor for each participant to the Compensation Committee. The Compensation Committee will review and approve the Performance Adjustment Factor to be used to calculate each participant’s final award payout under the Plan.

6.0	Determination of Award Amounts

The number of shares to be awarded to a participant shall be determined by the Compensation Committee following the end of the fiscal year by multiplying (1) the participant’s Target Share Award by (2) the percentage of the “Target Pool Earned” and by (3) the participant’s Individual Performance Adjustment Factor, if applicable. See Attachment 2 for a sample calculation of an individual participant’s award payout. Any such shares awarded to a participant will be fully vested and will be issued under and charged against the applicable share limits of the 2006 Plan. Such shares will be issued no earlier than 3 days nor later than 30 days following the Company’s earnings release for fiscal 2010.

7.0	Other Plan Provisions

7.1 Tax Withholding. Shares issued in respect of an award hereunder are subject to applicable taxes at the time of payment, and payment of such taxes is the responsibility of the participant. Subject to Section 8.1 of the 2006 Plan, upon any distribution of shares of the Company’s common stock in payment of an award hereunder, the Company shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the 2006 Plan), to satisfy any withholding obligations of the Company or its subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Company cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of an award hereunder, the Company (or a subsidiary) shall be entitled to require a cash payment by or on behalf of the participant and/or to deduct from other compensation payable to the participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

7.2 Restrictions on Transfer. Neither the participant’s award hereunder, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.

7.3 Termination of Employment. Notwithstanding any other provision herein, a participant must be employed with the Company or one of its subsidiaries on the date on which shares are issued in payment of awards under the Plan to be eligible to receive payment with respect to his or her award. If a participant’s employment with the Company or a subsidiary terminates for any reason (whether voluntarily or involuntarily, due to his death or disability, or otherwise) prior to the payment date, the participant’s award under the Plan will terminate and the participant will have no further rights with respect thereto or in respect thereof.

7.4 No Right to Continued Employment. Participation in the Plan does not constitute a guarantee of employment or interfere in any way with the right of the Company (or any subsidiary) to terminate a participant’s employment or to change the participant’s compensation or other terms of employment at any time. There is no commitment or obligation on the part of the Company (or any subsidiary) to continue any bonus plan (similar to the Plan or otherwise) in any future fiscal year.

7.5 No Stockholder Rights. The participant shall have no rights as a stockholder of the Company, no dividend rights and no voting rights, with respect to his or her award hereunder and any shares underlying or issuable in respect of such award until such shares are actually issued to and held of record by the participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

7.6 Adjustments. The Compensation Committee may, in its sole discretion, adjust performance measures, performance goals, relative weights of the measures, and other provisions of the Plan to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company, (2) any change in accounting policies or practices, or (3) the effects of any special charges to the Company’s earnings, or (4) any other similar special circumstances.

Attachments:	1.	Percentage of Target Pool Earned FY 2010

	2.	Example of Individual Calculation/Formula for Payment

Attachment 1

Percentage of Target Pool Earned

FY2010

Bonus payout 100% Financial

a)	70%		80%		90%		100%
b)	base+ $ 14.6	M	base+ $ 15.7	M	base+ $ 16.8	M	base+ $ 18.0	M

a)	40%		50%		60%		70%
b)	base+ $ 11.9	M	base+ $ 12.9	M	base+ $ 13.8	M	base+ $ 14.6	M

a)	20%		25%		30%		35%
b)	base+ $ 5.9	M	base+ $ 7.4	M	base+ $ 7.9	M	base+ $ 10.7	M

a)	0%		10%		15%		20%
b)	baseline		base+ $ 1.6	M	base+ $ 4.0	M	base+ $ 6.2	M

	100%		103%		107%		111%
	Net Revenue - Percentage of baseline

Notes: a)	Percentage of target pool earned
b)	Improvement over Non-GAAP Operating Income (Loss) baseline

Attachment 2

Example:
Annual Base Salary					:	$225K

Target Incentive					:	35%

Target Share Award					:	10,500 RSU’s

$225K	X	35%	/	$7.50	=	10,500

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Annual Base Salary		Target Incentive		Share Value		Target Share Award

	Components:					Results
1.	Net Revenue - % of Baseline					100%

2.	Non-GAAP Operating Income					Base + $11.9M

3.	% of Target Pool Earned (See Matrix -Attachment 1)					40%

4.	Individual Performance Adjustment Factor					95%

Final Award Calculation:
10,500	x	40%	x	95%	=	3,990 RSU’s

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Target Share Award		Target Pool Earned		Performance Adjustm’t Factor		Final Stock Award